                                  EXHIBIT 10.14
                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT ("Agreement") is made and entered into this 10th day of July, 1998, by and between FIRST CINCINNATI LAND LLC, an Ohio limited liability company, 11300 Cornell Park Drive, Cincinnati, Ohio 45242 (the "Borrower"), and THE PROVIDENT BANK, an Ohio banking corporation, One East Fourth Street, Cincinnati, Ohio 45202 (the "Lender").

                                    RECITALS:

         WHEREAS, Borrower contemplates acquisition of certain real property (the "Real Property") pursuant to the terms of certain Contract(s) For Purchase And Sale Of Real Estate (individually a "Purchase Contract" and collectively "Purchase Contracts") substantially in the form of the Purchase Contract attached hereto as Exhibit "A"; and

         WHEREAS, Borrower has applied to Lender for a loan in the aggregate amount of Ten Million and 00/100 Dollars ($10,000,000.00) (the "Loan"), and Lender has agreed to make the Loan in accordance with the terms of a certain promissory note in the principal amount of Ten Million and 00/100 Dollars ($10,000,000.00) (the "Note"), various real estate security documents in such form(s) as shall be required by the Lender (individually a "Mortgage" and collectively "Mortgages") and such other security documents as are described herein, upon the terms and conditions of this Agreement; and

         WHEREAS, it is a condition precedent to the making of the Loan that Lender shall disburse the Loan proceeds pursuant to the terms, conditions and provisions of this Agreement in order to assure that each Mortgage will, at all times during the term of the Loan, constitute a good, best and first lien upon the Real Property.

         NOW, THEREFORE, to induce the Lender to make the Loan, and in consideration thereof Borrower and Lender agree as follows:

         1. Making the Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower set forth herein, Lender agrees to lend to Borrower in one or more advances (individually an "Advance" and collectively "Advances") an amount not to exceed Ten Million and 00/100 Dollars ($10,000,000.00), which Loan proceeds shall be used by Borrower to purchase the Real Property. All Advances shall be made on or before December 23, 1998, after which no Advances shall be made.

         2. Security. The Note will be secured by the Mortgages, together with the Note, Guaranties executed by Allen G. Zaring, III, Allen G. Zaring, IV and Mark B. Zaring (collectively, the "Guarantors"), Assignment/Security Agreement-Securities Account, Environmental Indemnity

Agreement, $1,500,000.00 Standby Letter of Credit, this Agreement and all other documents executed in connection with the Loan and each Advance, all as the same may be further amended, extended or modified, are collectively referred to as the "Loan Documents."

         3. Procedure for Funding the Loan. The Loan shall be funded in one or more Advances simultaneously with Borrower's purchase of part of the Real Property pursuant to a Purchase Contract ("Individual Closing") in accordance with the following procedures:

                  (1) The Lender shall fund the Advance in an amount equal to the purchase price paid by the Borrower ("Purchase Price") for that part of the Real Property described in the Purchase Contract which is the subject of the Individual Closing.

                  (2) The funding of the Advance and the purchase by Borrower shall take place at the offices of Lender on the third business day following Lender's receipt of the following documents ("Closing Day"), each of which must be satisfactory to Lender as determined in its discretion:

                      (a)      Executed Loan Documents;

                      (b) Executed Purchase Contract which is the subject of the Individual Closing;

                      (c) Joint Certification from Borrower and seller under the Purchase Contract ("Seller") that the Purchase Price is identical to the actual cash paid by the Seller when it purchased the Real Property described in the Purchase Contract without any mark-up or cost, expense or interest allocations;

                      (d) title insurance commitment or policy from a title insurance company acceptable to Lender ("Title Company") evidencing that title to the Real Property described in the Purchase Contract is marketable, free from liens and encumbrances, without exception as to survey or mechanic's liens and containing such other endorsements requested by Lender in a form satisfactory to Lender;

                      (e) an outline survey or plot plan of the Real Property described in the Purchase Contract certified by surveyor and prepared in a manner sufficient for the Title Company to delete the survey exception from its title commitment;

                      (f) evidence satisfactory to Lender that public liability and property damage coverage are being carried in amounts acceptable to Lender and naming Lender as an additional insured;

                      (g) evidence satisfactory to Lender that no work of any kind in connection with construction of improvements has been done upon the Real Property described in the Purchase Contract or materials placed thereon;

                      (h) such other documents, instruments, opinions or assurances as Lender or its counsel may request; and

                      (i) all settlement fees and recording fees, if any, and other customary and usual fees incurred by Lender, but chargeable to Borrower in accordance with the terms hereof.

         4. Covenants of Borrower. Borrower hereby covenants with Lender that with respect to the Real Property which becomes the subject matter of an Advance that Borrower will:

                      (a) prevent the filing of, or promptly pay, any liens against the Real Property, provided the Borrower need not pay any lien so long as the validity thereof is being contested in good faith and provision for the payment thereof is made by Borrower in form and manner satisfactory to Lender;

                      (b) use the Loan proceeds solely for the payment of the Purchase Price of the Real Property and all related loan costs and fees;

                      (c) permit the duly authorized agents of Lender at any reasonable time to enter upon and inspect the Real Property;

                      (d) comply with all laws, ordinances or other governmental regulations affecting the Real Property;

                      (e) furnish to Lender such financial information of Borrower and Guarantors as Lender may from time to time reasonably require;

                      (f) upon demand by Lender, pay all costs and expenses required to satisfy the conditions of this Agreement, including, without limiting the generality of the foregoing, the following:

                               (1)      all taxes and recording expenses,
including stamp, intangibles and documentary taxes, if any;

                               (2)      fees for title insurance, title updates,
appraisals and out-of-pocket expenses of Lender;

                           (3) all fees and expenses of representatives of Lender and counsel for Lender in connection with the Loan; and

                  (g) at all times during the term of this Agreement, comply with all applicable federal, state, and local laws, regulations, administrative rulings, orders, ordinances, and the like, pertaining to Borrower or the Real Property.

         5. Representations and Warranties. Borrower represents and warrants to Lender that as of the date of the execution hereof and during the term of the Loan, that:

                  (a) Borrower has not and shall not incur any Indebtedness except for the Loan. "Indebtedness" means all the obligations of Borrower which, in accordance with generally accepted accounting principles consistently applied, would be classified as indebtedness upon a balance sheet, including any footnotes thereto, of Borrower;

                  (b) Borrower shall deliver to Lender in May of each year the federal tax return and a financial statement for the Borrower and each Guarantor for the year ended immediately prior to each May;

                  (c) Borrower does not and shall not engage in any business activities other than the purchase of the Real Property pursuant to the Purchase Contracts and the sale of the Real Property pursuant to the terms of certain Option To Repurchase Real Estate agreements ("Option Agreements") to be made between Borrower, as optionor, and the sellers under the Purchase Contracts, as optionee, which Option Agreements shall be in substantially the same form as that attached hereto as Exhibit "B";

                  (d) That no work or construction has commenced nor have any materials been delivered for construction of improvements on the Real Property prior to the date of the execution of this Agreement. Borrower further agrees not to commence or cause to commence any work or construction, nor to allow any materials to be delivered, on the Real Property during the term of this Agreement;

                  (e) The execution, delivery and performance by Borrower of the Note, this Loan Agreement and the other Loan Documents and the execution, delivery and performance by Guarantors of the Guaranties do not and will not (i) to the best of its knowledge, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or Guarantors; (ii) result in the creation or imposition of any lien, charge, security interest or other encumbrance upon any property or assets of Borrower or Guarantors other than as described in such documents; nor (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Borrower or Guarantors are a party or by which Borrower or Guarantors, or properties owned by Borrower or Guarantors, may be bound or affected;

                  (f) Each of the Loan Documents constitutes the legal, valid and binding obligation of Borrower and Guarantors, enforceable in accordance with the terms thereof except, as the same may be limited by bankruptcy, moratorium, insolvency or similar laws affecting the enforcement of creditors' rights generally;

                  (g) The Real Property which is the subject matter of an Advance is not subject to any mortgage, pledge, security interest, title retention lien or other encumbrance except liens for current real and personal property taxes and assessments not delinquent, easements and restrictions of record and interests herein granted to Lender;

                  (h) No litigation or proceeding of any governmental body or any other person, firm or corporation is presently pending or threatened which would have a materially adverse effect upon the financial condition of Borrower or affect the title to the Real Property;

                  (i) The Real Property is properly zoned for its intended purpose, to-wit: residential, single family, planned unit development (PUD);

                  (j) Except as permitted by the express terms hereof, Borrower shall not, without the prior written consent of Lender, further mortgage, assign, convey, sell, or otherwise dispose of the Real Property which is the subject matter of an Advance or any part thereof, or the income therefrom, or permit any such action to be taken;

                  (k) All tax returns and reports of Borrower required by law to be filed have been duly filed and all taxes, assessments, contributions, fees and other governmental charges (other than those presently payable without penalty or interest and those currently being contested in good faith) upon Borrower or its respective properties or assets or income which are due and payable, have been paid;

                  (l) None of the financial statements, certificates or other statements furnished to Lender by or on behalf of Borrower and the Guarantors in connection with the Loan, and none of the representations and warranties in this Agreement, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein or herein not misleading;

                  (m) None of the Real Property is located within a one hundred
(100) year flood plain; and

                  (n) All disbursements pursuant to the terms of this Agreement will be utilized solely in accordance with the provisions hereof.

         6. Events of Default. Upon the occurrence of a default under any of the Mortgages or any other Loan Document, then the outstanding principal of the Note, together with interest accrued and unpaid thereon, shall become immediately due and payable without further notice or demand, and Lender may take such action as it may deem appropriate to enforce payment of the outstanding principal and/or interest due on the Note and apply any part of any funds then in its hands to the payment of the Note. Upon the occurrence of an event of default, Borrower irrevocably constitutes and appoints Lender to be its true and lawful attorney for it and in its name, and Lender is hereby irrevocably authorized and empowered to enter into and upon the Real Property which is the subject matter of an Advance and take charge thereof, and do whatsoever, in the sole judgment of the Lender, it shall reasonably deem necessary to be done to protect Lender's interest in such Real Property. Notwithstanding anything to the contrary contained in any Loan Document, a default under any Loan Document by Borrower ("Contract Default") shall not be deemed to occur until the expiration of a fifteen (15) day grace period following the time when such Contract Default would otherwise be deemed to occur under such Loan Document. Provided Borrower cures such Contract Default during the grace period, then no such Contract Default shall be deemed to have occurred under the Loan Documents.

         7. Releases. Provided there is no default under the Loan Documents and provided there is no condition which exists that, with the passage of time, would create a default, Lender hereby covenants and agrees to release from the lien of a Mortgage the Real Property described in such Mortgage upon the payment to Lender of an amount equal to one hundred fifteen percent (115%) of the Purchase Price paid by Borrower for such encumbered Real Estate ("Release Price"). Upon receipt of the Release Price, eighty-six and ninety-six one hundredths percent (86.96%) of the Release Price shall be applied to reduce the indebtedness due on the Loan and thirteen and four one hundredths percent (13.04%) of the Release Price shall be deposited into Borrower's Investment Management Account No. 135000248 with Lender ("IM Account"), which IM Account shall be pledged to Lender pursuant to the terms of the Assignment/Security Agreement-Securities Account as collateral security for the Loan.

         8.       Miscellaneous.

                  (a) No Waiver; Cumulative Remedies. No failure by Lender to exercise and no delay by it in exercising any right, power or privilege hereunder shall preclude any other further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

                  (b) Construction. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the State of Ohio.

                  (c) Survival of Agreements. All agreements, representations and warranties made in this Agreement shall survive the making of the Loan hereunder.

                  (d) Successors. This Agreement shall be binding upon and shall inure to the benefit of the Borrower and Lender and to their respective heirs, personal representatives, successors and assigns. Borrower shall not have the right to assign this Agreement or any rights hereunder without the prior written consent of Lender.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original.

                  (f) Cost of Loan. Borrower shall pay to Lender on the date hereof an origination fee in connection with the making of the Loan in the amount of Twenty-Five Thousand and 00/100 Dollars ($25,000.00). Borrower shall also pay all the costs incurred by Lender in the making of the Loan and each Advance and the administration thereof, including title examination and title insurance fees, all title examination update fees necessary in connection with the title policy issued hereunder, survey fees, inspection fees and attorney's fees, and shall have the right to automatically charge Borrower's loan account to pay such fees and expenses.

                  (g) Waiver of Jury Trial; Jurisdiction. As a specifically bargained inducement for Lender to extend credit to Borrower: (i) the undersigned hereby expressly waives the right to trial by jury in any lawsuit or proceeding related to this Agreement or arising in any way from the indebtedness or transactions involving Lender and the Borrower, and (ii) the undersigned hereby designates all courts of record, state and federal, sitting in Cincinnati, Ohio and having jurisdiction over the subject matter, as forums where any action, suit or proceeding in respect of or as arising from or out of this Agreement, its making, validity or performance, may be prosecuted as to all parties, their successors and assigns; and by the foregoing designation, the undersigned consents to the jurisdiction and venue of such courts.


                        Remainder of page intentionally left blank. Signature page follows.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed and delivered as of the day and year first above written.

                                            BORROWER:

                                            FIRST CINCINNATI LAND LLC, an Ohio
                                            limited liability company



                                            By: /s/ ALLEN G. ZARING, III
                                               -----------------------------
                                            Name:  Allen G. Zaring, III
                                            Title: Member


                                           LENDER:

                                           THE PROVIDENT BANK, an Ohio banking
                                           corporation



                                           By: /s/ DUANE DEWEY
                                              -----------------------------
                                           Name:  Duane Dewey
                                           Title: Sr.Vice President

                                   EXHIBIT "A"

                  CONTRACT FOR PURCHASE AND SALE OF REAL ESTATE
                            (UNIMPROVED LAND - OHIO)


         This Contract for Purchase and Sale of Real Estate (this "Contract") is made as of the _____ day of _______________, 1998 (the "Effective Date") between ZARING HOMES, INC., an Ohio corporation whose address is 11300 Cornell Park Drive, Cincinnati, Ohio 45242 ("Seller"), and FIRST CINCINNATI LAND LLC, an Ohio limited liability company whose address is 11300 Cornell Park Drive, Cincinnati, Ohio 45242 ("Purchaser"). Seller and Purchaser agree as follows:

1. RECITALS. Seller owns the tract or tracts of unimproved real property identified on attached Exhibit A, including all easements and appurtenances thereto (the "Property"). Purchaser desires to purchase the Property from Seller and Seller desires to sell the Property to Purchaser on the terms contained in this Contract, including Seller's option to repurchase the Property as described in Paragraph 3(c), below. Purchaser intends to hold the Property for investment and has no intention to develop or otherwise improve the Property.

2. PURCHASE PRICE. The purchase price for the Property will be as set forth on attached Exhibit A (the "Purchase Price"). The Purchase Price reflects Seller's direct acquisition and development costs plus an allocation of indirect costs exclusive of selling, general, and administrative costs. The Purchase Price will be paid to Seller in immediately available funds at the Closing (as described below).


3. CLOSING. The Closing will occur within thirty (30) days after the Effective Date, at a time and place mutually acceptable to the parties.

         a. Seller will convey good and marketable fee simple title to the Property to Purchaser at the Closing by general warranty deed or deeds in recordable form (the "Deed"), free, clear and unencumbered, subject to non-delinquent real estate taxes and assessments, legal highways, easements, covenants, and restrictions of record as of the Effective Date ("Permitted Exceptions"). If all or any portion of the Property is registered land, Seller will deliver to Purchaser the registered land owner's duplicate for the Property at the Closing so that the Deed can be recorded. Mortgages and liens on the Property, if any, will be paid by Seller at or prior to the Closing. Exclusive possession of the Property, subject to the Permitted Exceptions, will be delivered to Purchaser at the Closing.

         b. Seller will deliver to Purchaser at the Closing a title affidavit as to those items or facts within Seller's control in form typically required by Purchaser's title insurance company and sufficient to allow such title company to delete the "standard exceptions" in a title insurance policy. Seller will deliver to Purchaser at the Closing lien releases, affidavits and other documents satisfactory to Purchaser's counsel indemnifying Purchaser from all liability and expense, including without limitation attorneys' fees, that Purchaser may incur in connection with unrecorded mechanics' liens in the event of any work being completed or performed, or material being furnished at, on or about the Property.

         c. Seller and Purchaser will execute and deliver at the Closing an Option to Repurchase Real Estate in the form of attached Exhibit 1 (the "Option") under which Purchaser will grant to Seller an option to repurchase the Property from Purchaser for a period of three (3) years from the date of Closing.

         d. Seller will be responsible for the preparation of the Deed, the Option, and for all conveyance fees or transfer taxes, if any, in connection with the conveyance of the Property. Purchaser will be responsible for the cost of recording the Deed. Seller will pay all real estate taxes and assessments current as of Closing and thereafter in accordance with the terms of the Option.

4. INFORMATION REGARDING THE PROPERTY. Seller shall deliver to Purchaser, within five (5) days of the Effective Date, all documents or materials in Seller's possession or control regarding the Property, including, without limitation, planning and zoning documents, surveys, title reports, feasibility studies, soil tests, environmental assessments, and engineering drawings.

5. CONDITION OF THE PROPERTY. Except for the representations and warranties contained in this Contract, Purchaser acknowledges that Seller has made no representations or warranties concerning the Property, that Purchaser is purchasing the Property in its "AS IS" condition, that Purchaser is relying solely upon its own investigation of the Property with respect to the condition, character and size of the Property, and that Purchaser has completed such investigation prior to the execution of this Contract.

6. REPRESENTATIONS AND WARRANTIES. As a material inducement for the execution and delivery of this Contract by Purchaser, Seller represents and warrants to Purchaser (and shall be deemed to represent and warrant to Purchaser on the date of the Closing) that:


         a. Seller owns good and marketable fee simple title to the Property free, clear and unencumbered, other than the Permitted Exceptions and liens (not in excess of the Purchase Price) to be released by Seller at the Closing. Seller has the right and authority to enter into this Contract and has obtained all consents and approvals to convey the Property.

         b. To the best of Seller's knowledge, the Property has not been used for a disposal of any hazardous or toxic waste materials, nor has the Property ever contained nor does it currently contain any hazardous or toxic waste materials, in violation of any applicable, federal, state, or local environmental laws or regulations, nor has any "clean up" of the Property occurred pursuant to those laws or regulations which could give rise to liability on the part of Purchaser or Purchaser's successors in interest to reimburse any governmental authority for the costs of such cleanup, or create a lien or encumbrance on the Property, nor has any landfill has occurred on the Property and no debris has been buried or placed on the Property.

         c. Seller has not received notice from any governmental or quasi-governmental body or agency with respect to any actual or threatened taking of the Property or change in zoning of the Property nor does Seller have any knowledge of any actual or threatened taking or change in zoning.

         d. Seller has not entered into any other contracts, agreements or understandings, verbal or written, for the sale, transfer, lease or occupancy of all or of any portion of the Property.

         There is no litigation, administrative action or other proceeding pending or threatened against Seller or the Property which could result in a lien, charge or encumbrance against all or any part of the Property. No attachments, execution proceedings, liens or insolvency proceedings are pending or threatened against Seller or the Property or contemplated by Seller.

         There are no public improvements which have been ordered to be made or assessed, and there are no special, general or other assessments pending, threatened against or affecting the Property and Seller has not made and has no knowledge of any commitments made to any governmental unit or agency, utility company, authority, school board, or to any other organization or individual relating to the Property which would impose any obligations upon Purchaser to make any contributions of money or land or to install or maintain any improvements.

         The Property does not contain any cemetery lands and Seller is unaware of any archeological or paleontelogical resources which might adversely affect or delay the development of the Property.

         No examination of the Property will be deemed to constitute a waiver or a relinquishment on the part of Purchaser of its rights to rely on the covenants, representations, warranties and agreements made by Seller or upon the tests, reports, plans, drawings and agreements provided to Purchaser by Seller.

7. AUTHORITY. Concurrently with the execution of this Contract by Seller, Seller shall deliver to Purchaser a certified copy of the resolution of Seller's board of directors authorizing Seller to execute this Contract, the Option, and to consummate the transaction which is the subject of this Contract. Concurrently with the execution of this Contract by Purchaser, Purchaser shall deliver to Seller a certified copy of the resolution of Purchaser's manager(s) authorizing Purchaser to execute this Contract, the Option, and to consummate the transaction which is the subject of this Contract.

8. CONDEMNATION. If any time after the date of Purchaser's execution of this Contract but prior to the Closing (i) the Property is condemned, in whole or in part, or (ii) any notice of condemnation shall be given, then Purchaser, at its option, may terminate this Contract by written notice to Seller or proceed with the Closing. If Purchaser elects to proceed with the Closing, then Purchaser may either apply the proceeds of any condemnation award to reduce the Purchase Price or accept an assignment of such proceeds or award.

9. BREACH AND REMEDIES. In the event of a breach of this Contract by either party, the other party will be entitled to all rights and remedies available at law or in equity. The parties shall each indemnify and hold the other harmless from and against all costs and damages (including attorneys' fees and court costs) incurred as a result of such breach.

10. BROKERS. Purchaser and Seller hereby represent and warrant to each other that they have not dealt with any broker in connection with this transaction who has in any way participated as the procuring cause of the sale of the Property. Purchaser and Seller will indemnify each other from and against any and all claims for commissions or fees by brokers or other persons claiming through them.

11. NOTICES. All notices will be in writing and will be delivered by United States Mail, certified return receipt requested, or by hand delivery or reputable overnight courier to the address stated above or at such other address as the parties may specify from time to time in accordance with this paragraph. All notices will be effective upon receipt.

12.      GENERAL.

         a. This Contract constitutes the entire agreement between Seller and Purchaser with respect to the Property and supersedes any other prior communications, representations or statements with respect to the transaction contemplated herein.

         b. This Contract may not be modified, altered or amended in any manner except by an agreement in writing executed by the parties.

         c. If any provision of this Contract is determined to be invalid, the remainder of this Contract will be valid, enforceable and effective.

         d. This Contract will be interpreted and governed by the laws of the State of Ohio.

         e. This Contract will inure to the benefit of and bind the parties and their respective successors and assigns. Notwithstanding the foregoing, this Contract may only be assigned with the prior written consent of the other party.

         f. This Contract may be signed in counterparts, each of which will constitute one and the same instrument.

         g. Time is of the essence to this Contract. If a date specified for performance by either or both parties falls on a weekend or legal holiday, the time for performance shall be extended to the next business day.

         h. Unless otherwise expressly provided herein, this provisions of this Contract will survive the Closing and delivery of the Deed for three (3) years following the date of the Closing.

         Signed as of the Effective Date by the duly authorized officers or representatives of the Purchaser and Seller.

PURCHASER:                                 SELLER:

FIRST CINCINNATI LAND LLC,                 ZARING HOMES, INC.,
an Ohio limited liability company          an Ohio corporation



By:                                        By:
   ---------------------------------          ---------------------------------
Print Name:                                Print Name:
           -------------------------                  -------------------------
Title:                                     Title:
      ---------------------------------          ------------------------------


                         LIST OF EXHIBITS AND SCHEDULES



         EXHIBIT A                  --      Term Sheet

         EXHIBIT 1                  --      Form of Option

                                    EXHIBIT A

                                   TERM SHEET



Property:                     Parkside, Mason, Ohio
                              (legal description attached)


Total Acres in Property:      41.0133 acres


Total Purchase Price:         $965,645.62


Purchase Price Per Acre:      $23,544.69

                                   EXHIBIT "B"

                        OPTION TO REPURCHASE REAL ESTATE
                            (UNIMPROVED LAND - OHIO)

         This Option to Repurchase Real Estate (this "Option") is made as of the _____ day of _______________, 1998 (the "Effective Date") between FIRST CINCINNATI LAND LLC, an Ohio limited liability company whose address is 11300 Cornell Park Drive, Cincinnati, Ohio 45242 ("Seller"), and ZARING HOMES, INC., an Ohio corporation whose address is 11300 Cornell Park Drive, Cincinnati, Ohio 45242 ("Purchaser"). Seller and Purchaser agree as follows:

1. GRANT OF OPTION. In consideration of the payments and mutual promises hereinafter set forth, Seller hereby grants to Purchaser the exclusive right and option to repurchase from Seller on the terms hereinafter set forth all or any portion of unimproved real property identified on attached Exhibit A, including all easements and appurtenances thereto (the "Property").

2. OPTION PAYMENTS. In consideration for the granting of this Option, Purchaser shall make the following payments (collectively, the "Option Payments") to Seller. All Option Payments are non-refundable.

          a. Commencing on the Effective Date and continuing throughout the term of this Option, Purchaser shall pay to Seller monthly payments in an amount determined with reference to the annual interest payable by Seller to The Provident Bank ("Provident") pursuant to the terms of a promissory note executed by Seller in favor of Provident (the "Note") in connection with a mortgage loan on the Property (the "Loan"). Such payments will be due and payable on or before the first day of each calendar month during the term of this Option without demand, deduction or setoff. A payment due for any partial period at the beginning or end of the term of this Option will be prorated. Seller will notify Purchaser in writing of the initial amount of monthly payment, and such amount will remain in effect for succeeding months until Seller notifies Purchaser in writing of a different monthly payment based on a change in the interest rate pursuant to the Note. The formula to be used for the calculation of monthly payments is as follows: (i) Purchase Price (as defined in the Contract for Purchase and Sale of Real Estate (the "Contract") between Purchaser (as seller) and Seller (as purchaser) and as set forth on attached Exhibit A) of the Property then subject to this Option, multiplied by (ii) the annual interest rate then in effect pursuant to the Note, divided by (iii) twelve (12).

          b. Purchaser will pay when due (or promptly reimburse Seller upon written demand, if Seller pays) all real estate taxes and assessments (including all CAUV recoupment attributable to the period of Purchaser's ownership of the Property and/or development activities of Purchaser on the Property) levied or assessed upon the Property and payable during the term of this Option. If Purchaser does not exercise its right to repurchase the Property, then at the expiration or termination of this

                  Option, Purchaser will pay Seller an amount equal to real estate taxes and assessments on the Property attributable to the earlier of (i) the date on which any termination of this Option is effective, or (ii) the Expiration Date. Such amount will be calculated based upon the most recently issued real estate tax bill. In addition, Purchaser will pay to Seller all CAUV recoupment attributable to the period of Purchaser's ownership of the Property and/or development activities of Purchaser on the Property.

          c. Purchaser will pay when due all charges for water, storm or sanitary sewer, drainage, refuse collection, gas, fuel, electricity, telephone and all other utilities serving the Property during the term of this Option, if any.

          d. Subject to Purchaser's reimbursement for premiums as provided below, throughout the term of this Option, Seller will maintain public liability insurance for the Property with single limits of not less than $1,000,000 for personal injury and death, aggregate limits of not less than $3,000,000 for personal injury and death and $500,000.00 for property damage as well as excess umbrella liability insurance affording additional insurance coverage with limits of at least $10,000,000. All insurance policies will name Purchaser and any mortgage holder as an additional named insured as their interests may appear. Seller will provide Purchaser with a certificate of insurance certifying as to the existence of such insurance and agreeing to notify such parties thirty (30) days in advance of any termination of such coverage. Upon written demand from Seller, Purchaser will reimburse Seller for the insurance premiums attributable to such liability insurance.

          e. Upon written demand from Seller, Purchaser will reimburse Seller for any actual out-of-pocket costs and expenses attributable to the Property and paid by Seller in connection with the Loan, including but not limited to loan commitment fees, appraisal fees, title exams, title insurance premiums, surveys, and attorney fees for Provident's counsel required to be paid by Seller.

          f. The parties acknowledge that Seller may collaterally assign its rights in this Option to Provident. At Purchaser's option, Purchaser may, without further authorization from Seller, make any of the foregoing payments directly to Provident if Purchaser has reason to believe that Seller is in default under the Note or any other document executed in connection with the Loan, and any such payment to Provident shall constitute payment to Seller hereunder.

          g. Seller may terminate this Option if Purchaser fails to make any Option Payment within ten (10) days after receipt of written notice from Seller that such Option Payment is due but unpaid, in which event the Additional Payment (as defined below) shall be immediately due and payable.

3. TERM OF OPTION. The term of this Option shall commence on the Effective Date and shall expire at 5:00 p.m. E.S.T. on July ____, 2001 (the "Expiration Date"). Purchaser may
         terminate this Option prior to the Expiration Date upon ninety (90) days' prior written notice to Seller and payment of the Additional Payment as required by Paragraph 6.

4. EXERCISE OF OPTION. Purchaser may exercise its right to repurchase at any time (and from time to time if Purchaser desires to purchase only a portion of the Property) up to and including the Expiration Date. If Purchaser elects to exercise its right to repurchase, Purchaser shall deliver written notice to Seller on or before 5:00 p.m. on the Expiration Date.

5. ACQUISITION PRICE. If Purchaser exercises its right to repurchase, Purchaser shall pay to Seller in immediately available funds at the Closing (as defined below) an amount equal to one hundred fifteen percent (115%) of the Purchase Price (the "Acquisition Price"). The formula for calculating the Acquisition Price is as follows: (i) total acreage being repurchased, multiplied by (ii) Purchase Price per acre for the Property set forth on Exhibit A, multiplied by (iii) 115%. None of the Option Payments described in Paragraph 2 shall be applied to the Acquisition Price.


6. OTHER OPTIONS/ADDITIONAL PAYMENT. Concurrently with or subsequent to the execution of this Option, Purchaser, Zaring Homes Kentucky LLC ("ZHK"), and Zaring Homes of Indiana, L.L.C. ("ZHI") as purchasers are executing other options to repurchase real estate from Seller substantially in the form of this Option for other property owned by Seller in Tennessee, North Carolina, Kentucky, and Indiana (collectively, the "Other Options"). Purchaser shall pay to Seller the sum of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Additional Payment") in immediately available funds on the earlier of
         (i) the date on which any termination of this Option is effective, (ii) the date on which any termination of any of the Other Options is effective, or (iii) the first business day following the Expiration Date of this Option, unless Seller has defaulted under this Option or under one or more of the Other Options or unless all of the following occur in which event the Additional Payment shall not be paid: (a) Purchaser pays Seller the Acquisition Price for all of the Property pursuant to the terms of this Option; and (b) all of the purchasers under the Other Options pay Seller the acquisition prices for all of the properties which are the subject of the Other Options.

7. LETTER OF CREDIT. Concurrently with the execution of this Option by Purchaser, Purchaser shall provide to Seller an irrevocable letter of credit in the amount of the Additional Payment (the "Letter of Credit") to secure Purchaser's obligations contained in this Option. The Letter of Credit shall contain terms and be issued by a bank reasonably acceptable to Seller and shall be maintained in effect throughout the term of this Option. If the Letter of Credit expires prior to thirty-one (31) days after the Expiration Date of this Option, Purchaser shall deliver to Seller a replacement Letter of Credit no later than thirty-one (31) days prior to the expiration date of the Letter of Credit then in effect. Upon receipt of the replacement Letter of Credit, Seller shall return the original Letter of Credit to Purchaser. Upon receipt of (i) the Acquisition Price for all of the Property and the acquisition prices for all of the properties covered by the Other Options, or (ii) the Additional Payment, Seller shall return the Letter of Credit to Purchaser.

 8. SELLER'S RIGHT. If a change in control of Purchaser, ZHK, ZHI, or Zaring National Corporation (Purchaser's parent corporation) occurs during the term of this Option, Seller may at any time thereafter terminate this Option upon ninety (90) days' prior written notice to Purchaser ("Seller's Notice"). Purchaser shall pay the Additional Payment to Seller within ninety (90) days after the date of Seller's Notice, if any of the following occur: (i) Purchaser does not elect to exercise its right to repurchase and/or Purchaser does not pay to Seller the Acquisition Price for all of the Property pursuant to this Option; (ii) any one or more of the purchasers under the Other Options do not elect to exercise their options to repurchase and/or any one or more of the purchasers under the Other Options do not pay to Seller the acquisition prices for all of the properties which are the subject of the Other Options.

 9. CHANGE IN CONTROL. For purposes of Paragraph 8, a change in control will be deemed to have occurred under any of the following circumstances:

         a. The occurrence of any transaction that causes Allen G. Zaring III ("Zaring") to own, directly or indirectly, less than twenty-five percent (25%) of the issued and outstanding stock of Purchaser or less than twenty-five percent (25%) of the membership interests in ZHK or ZHI. For purposes of this Option, ownership of stock and ownership of membership interests will be determined in accordance with the rules of constructive ownership provided in section 267(c) of the Internal Revenue Code of 1986, as amended, by treating those rules as applying to ownership of interests in a limited liability company as well as ownership of stock in a corporation.

         b. The sale or transfer of all or substantially all of the assets of either Zaring National Corporation, Purchaser, ZHK, or ZHI.

10. CLOSING. If Purchaser exercises its right to repurchase, the Closing will occur within thirty (30) days after the date of Purchaser's written notice to Seller as described in Paragraph 4 or within ninety
         (90) days after the date of Seller's Notice, whichever is applicable, at a time and place mutually acceptable to the parties. The following terms and conditions will apply:

         a. Seller will convey good and marketable fee simple title to the Property to Purchaser at the Closing by limited warranty deed or deeds in recordable form (the "Deed"), free, clear and unencumbered, subject to non-delinquent real estate taxes and assessments, legal highways, easements, covenants, and restrictions of record as of the Effective Date ("Permitted Exceptions"). If all or any portion of the Property is registered land, Seller will deliver to Purchaser the registered land owner's duplicate for the Property at the Closing so that the Deed can be recorded. Mortgages and liens on the Property, if any, will be paid by Seller at or prior to the Closing. Exclusive possession of the Property, subject to the Permitted Exceptions, will be delivered to Purchaser at the Closing.

         b. Seller shall deliver to Purchaser at the Closing all documents or materials in Seller's possession or control regarding the portion of the Property being repurchased, including, without limitation, planning and zoning documents, surveys, title reports, feasibility studies, soil tests, environmental assessments, and engineering drawings.

         c. Seller will deliver to Purchaser at the Closing a title affidavit as to those items or facts within Seller's control in form typically required by Purchaser's title insurance company and sufficient to allow such title company to delete the "standard exceptions" in a title insurance policy. Seller will deliver to Purchaser at the Closing lien releases, affidavits and other documents satisfactory to Purchaser's counsel indemnifying Purchaser from all liability and expense, including without limitation attorneys' fees, that Purchaser may incur in connection with unrecorded mechanics' liens in the event of any work being completed or performed, or material being furnished at, on or about the Property.

         d. Seller will be responsible for the preparation of the Deed and for all conveyance fees or transfer taxes, if any, in connection with the conveyance of the Property. Purchaser will be responsible for the cost of recording the Deed.

         e. All of the representations and warranties from Purchaser (as seller) to Seller (as purchaser) contained in the Contract shall be deemed to run from Seller to Purchaser and shall survive the Closing for a period of three (3) years. Except for such representations and warranties, Purchaser acknowledges that Seller has made no representations or warranties concerning the Property, that Purchaser is purchasing the Property in its "AS IS" condition, that Purchaser is relying solely upon its own investigation of the Property with respect to the condition, character and size of the Property, and that Purchaser shall have completed such investigation prior to exercising its right to repurchase the Property.

         f. If any time after the date of Purchaser's notice pursuant to Paragraph 4 but prior to the Closing (i) the Property is condemned, in whole or in part, or (ii) any notice of condemnation shall be given, then Purchaser, at its option, may revoke its election to repurchase the Property by written notice to Seller or proceed with the Closing. If Purchaser elects to proceed with the Closing, then Purchaser may either apply the proceeds of any condemnation award to reduce the Purchase Price or accept an assignment of such proceeds or award.

         g. If Purchaser is repurchasing only a portion of the Property, then Purchaser at its expense shall obtain all necessary approvals for the proposed subdivision of the Property and shall provide all documentation necessary to ensure that the portion of the Property not being repurchased is transferable as a separate parcel, including but not limited to a survey and metes and bounds legal description for the portion of the Property not being repurchased if required.

11 SIGNAGE. Seller hereby acknowledges and approves of existing signage and advertising displayed on the Property and agrees that such signage, and any reasonable replacement thereof, may be maintained on the Property.

12 BROKERS. Purchaser and Seller hereby represent and warrant to each other that they have not dealt with any broker in connection with this transaction who has in any way participated as the procuring cause of the sale of the Property. Purchaser and Seller will indemnify each other from and against any and all claims for commissions or fees by brokers or other persons claiming through them.



13 BREACH AND REMEDIES. In the event of a breach of this Option by either party, the other party will be entitled to all rights and remedies available at law or in equity. The parties shall each indemnify and hold the other harmless from and against all costs and damages (including attorneys' fees and court costs) incurred as a result of such breach.

14 NOTICES. All notices will be in writing and will be delivered by United States Mail, certified return receipt requested, or by hand delivery or reputable overnight courier to the address stated above or at such other address as the parties may specify from time to time in accordance with this paragraph. All notices will be effective upon receipt.

15       GENERAL.

         a. This Option constitutes the entire agreement between Seller and Purchaser with respect to the Property and supersedes any other prior communications, representations or statements with respect to the transaction contemplated herein.

         b. This Option may not be modified, altered or amended in any manner except by an agreement in writing executed by the parties.

         c. If any provision of this Option is determined to be invalid, the remainder of this Option will be valid, enforceable and effective.

         d. This Option will be interpreted and governed by the laws of the State of Ohio.

         e. This Option will inure to the benefit of and bind the parties and their respective successors and assigns. Notwithstanding the foregoing, this Option may only be assigned with the prior written consent of the other party.

         f. This Option may be signed in counterparts, each of which will constitute one and the same instrument.

         g. Time is of the essence to this Option. If a date specified for performance by either or both parties falls on a weekend or legal holiday, the time for performance shall be extended to the next business day.

         h. This Option shall not be recorded. However, Seller, at the request of Purchaser, shall execute and deliver to Purchaser an instrument sufficient in form suitable to place notice of this Option of record.

Signed as of the Effective Date by the duly authorized officers or representatives of the Purchaser and Seller.



Signed and acknowledged                     SELLER:

in the presence of:                         FIRST CINCINNATI LAND LLC,
                                            an Ohio limited liability company

-------------------------------------
Print Name:
           --------------------------       By:
                                               --------------------------------
                                            Print Name:
                                                       ------------------------
                                            Title:
                                                  -----------------------------
-------------------------------------
Print Name:
           --------------------------

                                            PURCHASER:

                                            ZARING HOMES, INC.,
                                            an Ohio corporation

-------------------------------------
Print Name:
           --------------------------       By:
                                               --------------------------------
                                            Print Name:
                                                       ------------------------
                                            Title:
                                                  -----------------------------
-------------------------------------
Print Name:
           --------------------------


STATE OF OHIO              )

                           )  SS:
COUNTY OF HAMILTON         )

         The foregoing instrument was acknowledged before me, a notary public, this ____ day of _____________, 1998 by _____________________________, a/the
__________________ of FIRST CINCINNATI LAND LLC, an Ohio limited liability company, on behalf of such company.


                                  ---------------------------------------------
                                  Notary Public

STATE OF OHIO              )
                           )  SS:
COUNTY OF HAMILTON         )

         The foregoing instrument was acknowledged before me, a notary public, this ____ day of _____________, 1998 by _____________________________, a/the
__________________ of ZARING HOMES, INC., an Ohio corporation, on behalf of such corporation.




                                  ---------------------------------------------
                                  Notary Public

                                    EXHIBIT A

                                   TERM SHEET



Property:                 Parkside, Mason, Ohio
                          (legal description attached)


Total Acres in Property:  41.0133 acres


Total Purchase Price:     $965,645.62


Purchase Price Per Acre:  $23,544.69


                                       16